EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Forms S-1/A (No. 333-152652) and Form S-8 (No. 333-159883) of Liberator Medical Holdings, Inc. of our report dated December 15, 2014, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

December 15, 2014